AQUILA INVESTMENT MANAGEMENT LLC

May 3, 2022
Board of Trustees of
Aquila Municipal Trust
120 West 45th Street
Suite 3600
New York, New York  10036

Re:           Aquila Tax-Free Fund of Colorado -Investment Advisory Fee Waiver
Ladies and Gentlemen:

        Reference is made to that certain Advisory and Administration Agreement, dated as of October 11, 2013 (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Aquila Tax-Free Fund of Colorado (the “Fund”), pursuant to which the Manager has agreed to provide certain investment advisory and administrative services to the Fund.
        The parties have agreed that the Manager shall waive certain fees otherwise payable to it under the Agreement as provided herein.  Accordingly, the Manager hereby agrees that for the period from the date hereof until the Termination Date (as defined below), the Manager shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Manager’s fees shall be as follows:
The annual rates payable shall be equivalent to 0.48 of 1% of such net asset value on net assets of the Fund up to $400,000,000; 0.46 of 1% of the Fund’s net assets above that amount to $1,000,000,000 and 0.44 of 1% of the Fund’s net assets above $1,000,000,000.
As used herein:
·
“Termination Date” means earliest of (1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, (3) the date as of which the Sub-Advisory Fee Waiver (as defined below) is eliminated or removed or (4) September 30, 2023; and

·	“Sub-Advisory Fee Waiver” means the waiver of sub-advisory fees payable to Davidson Fixed Income Management, Inc., doing business as Kirkpatrick Pettis

Capital Management, the sub-adviser to the Fund (the “Sub-Adviser”), reflected in the 2022 letter agreement between the Manager, the Fund and the Sub-Adviser.

          The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.

          Please sign below to confirm your agreement with the foregoing.

AQUILA INVESTMENT MANAGEMENT LLC

By: /s/ Diana P. Herrmann
Diana P. Herrmann President and Chief Executive Officer

Accepted and agreed:
AQUILA TAX-FREE FUND OF COLORADO

By:           /s/ Joseph DiMaggio
Name:    Joseph DiMaggio
Title:      CFO & Treasurer

KIRKPATRICK PETTIS CAPITAL MANAGEMENT
A Division of Davidson Fixed Income Management

                                                                                                                                                                                        Dated as of April 28, 2022

Board of Trustees of Aquila Municipal Trust Aquila Investment Management LLC 120 West 45th Street Suite 3600 New York, New York 10036	Aquila Investment Management LLC 120 West 45th Street Suite 3600 New York, New Y ork 10036

   Re: Aquila Tax-Free Fund of Colorado Sub-Advisory Fee Waiver

Ladies and Gentlemen:
    Reference is made to that certain Sub-Advisory Agreement, dated as of October 11, 2013 as amended September 24, 2018 (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Davidson Fixed Income Management, Inc., doing business as Kirkpatrick Pettis Capital Management (the “Sub-Adviser”), pursuant to which Sub-Adviser has agreed to provide certain sub-advisory services with respect to Aquila Tax-Free Fund of Colorado (the “Fund”).

    The parties have agreed that the Sub-Adviser shall waive certain fees otherwise payable to it under the Agreement as provided herein. Accordingly, the Sub-Adviser hereby agrees that until the Termination Date (as defined below), the Sub-Adviser shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Sub-Adviser’s fees shall be as follows:
The annual rates payable shall be equivalent to 0.16 of 1% of such net asset value on net assets of the Fund up to $400,000,000; 0.14 of 1% of the Fund’s net assets above that amount to $1,000,000,000 and 0.12 of 1% of the Fund’s net assets above $1,000,000,000.
          As used herein “Termination Date” means earliest of (1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, or (3) September 30, 2023.
          The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.

          Please sign below to confirm your agreement with the foregoing.

DAVIDSON FIXED INCOME MANAGEMENT,
INC., doing business as Kirkpatrick Pettis Capital
Management

       /s/ Christopher B. Johns
Christopher B. Johns
Managing Director
Senior Vice President - Portfolio Manager

Accepted and agreed:
AQUILA TAX-FREE FUND OF COLORADO

By:           /s/ Joseph DiMaggio
Name:    Joseph DiMaggio
Title:      CFO & Treasurer

AQUILA INVESTMENT MANAGEMENT LLC

By:    /s/ Diana P. Herrmann
Diana P. Herrmann
President and Chief Executive Officer